UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Kraft Foods Inc.

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Kraft Foods Inc.

Three Lakes Drive

Northfield, IL 60093

Supplement to Definitive Proxy Statement for Annual Meeting

of Shareholders to be held at 9:00am CDT on May 23, 2012

To our Shareholders:

On April 2, 2012, we filed our definitive Proxy Statement for our 2012 Annual Meeting of Shareholders with the Securities and Exchange Commission. We are filing this Supplement to update certain information that appeared in the Proxy Statement.

Specifically, on pages 86 and 87, the answer to Question 13 stated that Item 4 (Ratification of the Independent Auditors) is the only item on the agenda for the Annual Meeting considered “routine” under the NYSE’s rules. Subsequent to the issuance of the Proxy Statement, the NYSE advised its member organizations that the NYSE also considers Item 3 (Amendment to Amended and Restated Articles of Incorporation to change the corporation’s name) to be “routine.” Consequently, if you are a beneficial holder and you do not provide voting instructions to your broker, bank or other nominee, your nominee may vote undirected shares as explained in the answer to Question 13. Accordingly, there may not be any broker non-votes on Item 3.

This Supplement updates the Proxy Statement only as described above. There are no other changes to the Proxy Statement.

/s/ Carol J. Ward

Carol J. Ward

Vice President and Corporate Secretary

May 14, 2012

This Supplement, Kraft Foods Inc.’s Proxy Statement, and Annual Report on Form 10-K are

available at http://materials.proxyvote.com/50075N.